                                                                 Exhibit 10.33.1




March 25, 1999


Mr. David H. Folkman
117 Roblar Avenue
Hillsborough, California 94010

Re:  Amendment of Nonqualified Stock Option Agreement

This letter amends the nonqualified stock option agreement (date of option grant: September 29,1998) which is attached hereto as follows:

Paragraph 7(a) Termination of the Option is deleted in its entirety and is replaced by the following:

7.   TERMINATION OF EMPLOYMENT.

     (a) TERMINATION OF THE OPTION. If the Optionee ceases to be an employee of the Participating Company Group for any reason except death or disability within the meaning of Section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within twelve (12) months after the date on which Optionee's employment terminates, but in no event later than the Option Term Date. If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of Section 422(c) of the Code, the Option may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment. Except as otherwise provided in this paragraph 7(a), the Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Participating Company Group.

                                             NATURAL WONDERS, INC.

                                        BY:  /s/ Peter G. Hanelt
                                           ------------------------

                                        TITLE:      CEO
                                               --------------------
     The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement Amendment, and hereby accepts the Option amendment subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

Date:        4/2/99                           /s/ David H. Folkman
     -------------------------               ----------------------------
                                             David H. Folkman